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                                                                    EXHIBIT 23.4

INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Registration Statement of SatCon Technology Corporation on Amendment No. 3 to Form S-3 of our report dated March 9, 2001 appearing in the Prospectus, which is part of this Registration Statement, on the financial statements of Beacon Power Corporation as of December 31, 2000 and 1999 and for the three years ended December 31, 2000 and the period from May 8, 1997 (date of inception) to December 31, 2000. We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/ DELOITTE & TOUCHE LLP


Boston, Massachusetts
April 4, 2001